EXHIBIT T3E.6

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

FORM OF CONSENT

Relating to the

Solicitation of Consent
Pursuant to the Offering Circular
Dated September 8, 2004

THIS SOLICITATION OF CONSENT AND THE RELATED EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2004 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). CONSENTS DELIVERED MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

THIS FORM OF CONSENT SHOULD BE USED ONLY BY HOLDERS OF SENIOR NOTES DUE 2007 (THE “OLD NOTES”) WHO DO NOT WISH TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER BUT WISH TO DELIVER THE CONSENT REQUESTED PURSUANT TO THE OFFERING CIRCULAR DATED SEPTEMBER 8, 2004.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

THE BANK OF NEW YORK

By Facsimile:	By Hand:	By Overnight Courier or By Registered or Certified Mail:
The Bank of New York (212) 298-1915 Confirm receipt of facsimile by telephone: (212) 815-6331	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street 7 East New York, New York 10286 Attn: Ms. Giselle Guadalupe	The Bank of New York Corporate Trust Operations Reorganization Units 101 Barclay Street 7 East New York, New York 10286 Attn: Ms. Giselle Guadalupe

      DELIVERY OF THIS FORM OF CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      Any questions or requests for assistance or additional copies of the Offering Circular or this Form of Consent may be directed to the Information Agent at the telephone number and address listed below. A holder may also contact such holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Citigate Financial Intelligence

You may obtain information regarding the Exchange Offer

and Consent Solicitation from the Information
Agent as follows:

Citigate Financial Intelligence

111 River Street, 10 Floor, Suite 1001
Hoboken, NJ 07030
Phone: (877) 746-3583
Attn. Lucia Domville
E-mail: lucia.domville@citigatefi.com

Banks and Brokerage Firms, Please Call (877) 746-3583

NOTEHOLDERS, PLEASE CALL (877) 746-3583
All Others Call Collect: (877) 746-3583

      THE INSTRUCTIONS CONTAINED IN THIS FORM OF CONSENT SHOULD BE READ CAREFULLY BEFORE THIS FORM OF CONSENT IS COMPLETED AND SIGNED.

      By signing this Form of Consent (the “Form of Consent”), you acknowledge that you have received and reviewed the Offering Circular, dated September 8, 2004 (the “Offering Circular”), of Maxcom Telecomunicaciones, S.A. de C.V., a Mexican company (“Maxcom” or the “Company”), and this Form of Consent, which together constitute the Company’s:

(i) offer to exchange an aggregate principal amount of U.S.$167,623,590 of Senior Notes due 2007 (“Old Notes”) of Maxcom Telecomunicaciones, S.A. de C.V. (the “Company” or “Maxcom”) issued under the Indenture, dated as of April 29, 2002, among Maxcom, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V. and The Bank of New York, as Trustee (the “Indenture”), each U.S.$1.00 principal amount of which can be exchanged for either: (a) U.S.$1.00 principal amount of Senior Step-Up Notes due 2009 (the “New Notes”); or (b) 0.80 of a share of Series N-1 preferred stock (the “Exchange Stock”) as set forth in the Offering Circular (the “Exchange Offer and Consent Solicitation”); and

(ii) solicitation for consent from holders of the Old Notes (the “Consent”) to certain amendments to the Indenture amending certain restrictive covenants (the “Proposed Amendments”), as described in the Offering Circular.

      If you decide to give the requested Consent and we accept such Consent, this will constitute a binding agreement between you and Maxcom, subject to the terms and conditions set forth in the Offering Circular and this Form of Consent.

      If you want to consent to the Proposed Amendments, you must deliver your Consent in accordance with one of the following procedures on or prior to the Expiration Date:

•	by sending a properly completed and duly executed Form of Consent, with any required signature guarantees, and all other documents required by this Form of Consent to the Exchange Agent at one of the addresses for the Exchange Agent listed above; or

•	by transmitting your Consent delivery through the DTC Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible, in which case DTC will then edit and verify such Consent and send an Agent’s Message to the Exchange Agent for its acceptance.

      Only registered holders of the Old Notes (the “Registered Holders”), which term for purposes of this Form of Consent includes any participant in DTC’s system whose name appears on a security position listing as the owner of the Old Notes, are entitled to deliver their Consent to the Proposed Amendments. If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to deliver the corresponding Consent to the Proposed Amendments in relation to your Old Notes, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to deliver such Consent on your behalf. If you wish to deliver the Consent on your own behalf, prior to completing and executing this Form of Consent, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

      YOU MUST COMPLETE THIS FORM OF CONSENT IF YOU ARE A REGISTERED HOLDER OF OLD NOTES WHICH INCLUDES ANY PARTICIPANT IN DTC’S SYSTEM WHOSE NAME APPEARS ON A SECURITY POSITION LISTING AS THE OWNER OF THE OLD NOTES AND YOU DO NOT WISH TO TENDER YOUR OLD NOTES BUT YOU WISH TO CONSENT TO THE PROPOSED AMENDMENTS AND YOUR CONSENT IS NOT BEING TRANSMITTED THROUGH ATOP.

      In order to properly complete this Form of Consent, you must: (1) complete the box entitled “Description of Old Notes Held,” (2) complete the box entitled “Principal Amount as to Which Consents are Given” and (3) sign this Form of Consent by completing the box entitled “Please Sign Here.” By completing the boxes entitled “Description of Old Notes Held” and “Principal Amount as to Which Consents are Given” and signing below, you will have given the corresponding Consent to the Proposed Amendments as an entirety with respect to the principal amount of Old Notes set forth in the box entitled “Principal Amount as to Which Consents are Given.” You may not consent selectively to only some of the Proposed Amendments. The Company will not accept any alternative, conditional or contingent Consent. For more information, see “The Proposed Amendments” in the Offering Circular.

      DELIVERY OF THIS FORM OF CONSENT AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE MADE TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX BELOW TO BE COMPLETED BY ALL HOLDERS OF THE OLD NOTES DELIVERING CONSENT

      List below the Old Notes to which this Form of Consent relates. If the space provided is inadequate, list the certificate numbers and the principal amounts on a separately executed schedule and affix the schedule to this Form of Consent.

DESCRIPTION OF OLD NOTES HELD

Name(s) and Address(es) of Registered
Holder(s) or Name of DTC Participant and
Participant’s DTC Account Number in
Which Old Notes are Held		Principal Amount as to
(Please fill in if blank)	Certificate Number(s)	Which Consents are Given*

Total Principal Amount of Old Notes

* Unless otherwise specified, it will be assumed that Consent is being given in relation to the entire aggregate principal represented by the Old Notes held described above.

The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the Old Notes described hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      I hereby agree and acknowledge that upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, as described in the Offering Circular and this Form of Consent, I hereby deliver the Consent to the Proposed Amendments with respect to the aggregate principal amount of Old Notes described above in the box entitled “Principal Amount as to Which Consents are Given.”

      I hereby irrevocably constitute and appoint the Exchange Agent as my true and lawful agent and attorney-in-fact, with full knowledge that the Exchange Agent is also acting as the agent of Maxcom in connection with the Exchange Offer and Consent Solicitation, with full power of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Offering Circular, to deliver to the Company and the Exchange Agent, if so requested, this Form of Consent as evidence of my Consent to the Proposed Amendments and as certification that the requisite Consent to the Proposed Amendments have been duly executed by holders in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation as described in the Offering Circular.

      I hereby represent and warrant that I have full power and authority to give the Consent contained herein. I will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to evidence my Consent to the Proposed Amendments. I have read and I agree to all of the terms of the Exchange Offer and Consent Solicitation.

      I hereby agree and acknowledge that, by the execution and delivery hereof, I consent to the Proposed Amendments with respect to the aggregate principal amount of Old Notes described above in the box entitled “Principal Amount as to Which Consents are Given,” as permitted by the Indenture. I understand that the Consent provided hereby shall remain in full force and effect unless and until such Consent is revoked in accordance with the procedures set forth in the Offering Circular and this Form of Consent. I also understand that the Proposed Amendments will be effected by an amended and restated indenture, which will be executed among the Company, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V., Maxcom USA, Inc. and the Bank of New York, as Trustee, following receipt of the requisite Consent from the holders of the Old Notes (the “Amended and Restated Indenture”).

      I hereby further agree and acknowledge that the Exchange Offer and Consent Solicitation is conditioned upon, among other things (the “Closing Conditions”): (1) holders of at least a majority in aggregate principal amount of the outstanding Old Notes (excluding the Old Notes held by Maxcom or any affiliate of Maxcom) consenting to the Proposed Amendments and not properly withdrawing such consent prior to the Expiration Date; (2) the simultaneous consummation of the equity restructuring described in the Offering Circular; and (3) regulatory approvals from, and filings with, Mexican securities and antitrust authorities.

      I understand that the Proposed Amendments to the Indenture governing the Old Notes will become operative only upon the effectiveness of the Amended and Restated Indenture governing the Old Notes.

      I understand that the name(s) and address(es) of the Registered Holder(s), which term for purposes of this Form of Consent includes any participant in DTC’s system whose name appears on a security position listing as the holder of the Old Notes described in this Form of Consent, are printed above as they appear on the certificate(s) representing the Old Notes.

      I understand that the Consent may be revoked prior to the Expiration Date, in accordance with the procedures set forth in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Withdrawal Rights.”

      All questions as to the form of all documents and the validity (including time of receipt) of deliveries and revocations of Consents will be determined by the Company, in its sole discretion which determination shall be final and binding.

      I understand that all authority conferred or agreed to be conferred in this Form of Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

PLEASE SIGN HERE

(To be completed by all consenting holders of Old Notes)

      By completing, executing and delivering this Form of Consent, the undersigned hereby consents to the Proposed Amendments with respect to the principal amount of the Old Notes listed in the box above labeled “Description of Old Notes Held” under the column heading “Principal Amount as to Which Consents are Given.”

      This Form of Consent must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for Old Note(s) or, if delivered by a participant in DTC, exactly as such participant’s name appears on a security position listing as owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith.

      If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

(SEE GUARANTEE REQUIREMENT BELOW)

Dated ______________________________ , 2004

Name(s)

(Please Print)

Capacity

Address

(Including Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

MEDALLION SIGNATURE GUARANTEE

(IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name of Firm

(PLACE SEAL HERE)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer and Consent Solicitation

      1. Delivery of Form of Consent. You must complete this Form of Consent if you are a Registered Holder of Old Notes, which for purposes of this Form of Consent, includes any participant in DTC’s system whose name appears on a security position listing as the holder of the Old Notes, and you do not wish to tender your Old Notes in the Exchange Offer and Consent Solicitation but do wish to consent to the Proposed Amendments and your consent is not being transmitted through ATOP. In order to constitute a valid delivery of the Consent requested, the Exchange Agent must receive the following documents at one of the addresses listed above on or prior to the Expiration Date: (1) a properly completed and duly executed Consent Form with any required signature guarantees and (2) all other documents required by this Form of Consent.

      THE METHOD OF DELIVERY OF THIS FORM OF CONSENT AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY CONSENT TRANSMITTED THROUGH ATOP, IS AT YOUR OWN ELECTION AND RISK. IF YOU DELIVER YOUR FORM OF CONSENT BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ANY REQUIRED DOCUMENTS TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO MAXCOM.

      Maxcom will not accept any alternative, conditional or contingent consents.

      2. Guarantee of Signatures. The signatures on this Form of Consent or a notice of revocation, as the case may be, must be guaranteed unless the Consent is delivered: (i) by a Registered Holder of the Old Notes; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Form of Consent or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a bank or a saving association as defined under the Federal Deposit Insurance Act, a credit union as defined under the Federal Reserve Act, or a broker, dealer, national securities exchange, registered securities association or clearing agent as defined under the Securities and Exchange Act of 1934, as amended (collectively, “Eligible Institutions”).

      3. Inadequate Space. If the space provided in the box captioned “Description of Old Notes Held” is inadequate, the certificate number(s) and/or the principal amount of Old Notes and any other required information should be listed on a separate signed schedule attached to this Form of Consent.

      4. Revocation Rights. Except as otherwise provided in this Form of Consent, the Consent may be revoked at any time prior to the Expiration Date. For a revocation to be effective, a written notice of revocation must be received by the Exchange Agent prior to the expiration of the Exchange Offer and Consent Solicitation at one of the addresses listed above. Any notice of revocation must specify the name of the person who delivered the Consent to be revoked and identify the Old Notes held, including the principal amount of the Old Notes as to which the Consent was given. All questions as to the validity, form and eligibility (including time of receipt of these notices) will be determined by the Company. Any such determination will be final and binding. Any Consents so revoked will be deemed not to have been validly delivered for purposes of the Exchange Offer and Consent Solicitation.

      5. Signatures on Form of Consent. If this Form of Consent is signed by the Registered Holder(s) of the Old Notes as to which Consent is given hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Old Notes as to which Consent is given hereby are registered in the name of two or more joint owners, all such owners must sign this Form of Consent. If any of the Old Notes as to which Consent is delivered are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Forms of Consent as there are different registered holders.

      IF YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR ACT IN A SIMILAR FIDUCIARY OR REPRESENTATIVE CAPACITY, AND WISH TO SIGN THIS FORM OF CONSENT, YOU MUST INDICATE YOUR STATUS WHEN SIGNING. IF YOU ARE ACTING IN ANY OF THESE CAPACITIES, YOU MUST SUBMIT PROPER

EVIDENCE SATISFACTORY TO US OF YOUR AUTHORITY TO SO ACT UNLESS WE WAIVE THIS REQUIREMENT.

      6. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents delivered will be determined by the Company in its sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all Consents improperly delivered. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer and Consent Solicitation as to any Consents either before or after the expiration of the Exchange Offer and Consent Solicitation. Our interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation as to any particular Consent either before or after the Expiration Date, including the terms and conditions of the Form of Consent and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with the delivery of Consents must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any delivery of Consent, nor will we have any liability for failure to give such notification.

      7. Questions, Requests for Assistance and Additional Copies. Questions, requests for assistance and additional copies of the Offering Circular and this Form of Consent may be directed to Citigate Financial Intelligence, the Information Agent, at the address and telephone numbers set forth in this Form of Consent.

      8. Waiver of Conflicts. To the extent permitted by applicable law, the Company reserves the absolute right to waive satisfaction of any or all of the conditions enumerated in the Offering Circular.

      IMPORTANT: THIS FORM OF CONSENT (OR A FACSIMILE OF THIS FORM OF CONSENT) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.